MERIT HOLDING CORPORATION

                Special Meeting of Shareholders, __________, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned shareholder(s) of Merit Holding Corporation ("Merit"), a Georgia corporation, hereby acknowledges receipt of the proxy statement/prospectus dated _____________, 1999 and hereby appoints Roy L. Simmons, Jr. and Ruth B. McLarty, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent and vote as designated below all of the Merit common shares that the undersigned held of record at _______ Eastern Time on ________________, 1999, at the Special Meeting of Shareholders of Merit, to be held at _______________________________________, on _______________, 1999, at
______, or any adjournment or postponement thereof, on the following matters:

        I.      APPROVAL OF MERGER AGREEMENT

                Proposal to approve and adopt the Agreement and Plan of Merger dated as of June 28, 1999, by and between Merit and Synovus Financial Corp., as described in the accompanying proxy statement/prospectus dated _________________, 1999.

   _        FOR               _       AGAINST           _        ABSTAIN

        II. In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof (the Board of Directors is not aware of any matter other than Proposal I which is to be presented for action at the Special Meeting).

        PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted FOR the approval of the Agreement and Plan of Merger.


                              Dated: ____________________________ , 1999


                               -----------------------------------------
Name of Shareholder                             Signature


                               -----------------------------------------
No. of Shares                                   Signature

                                 (This Proxy should be marked,  dated,
                                 and  signed by the shareholder(s)
                                 exactly  as his or her  name  appears
                                 hereon, and returned  promptly
                                 in  the  enclosed envelope.  Persons
                                 signing  in a fiduciary capacity
                                 should so indicate. If shares are held by joint tenants or as community property, both should sign.)

                                  Exhibit 99.1